SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: April 9, 2004



                    FIRST REAL ESTATE INVESTMENT TRUST OF NEW
                    -----------------------------------------
          JERSEY (Exact name of registrant as specified in its charter)


           New Jersey                                             22-1697095
-------------------------------                              -------------------
(State or other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


 505 Main Street, P.O. Box 667, Hackensack, New Jersey                   07602
------------------------------------------------------                   -----
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code   201-488-6400
                                                     ------------



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Item 5. Other Events

Hackensack, N.J. - April 12, 2004 - First Real Estate Investment Trust ("FREIT") announced that on April 9, 2004, its 75% owned subsidiary, S and A Commercial Associates Limited Partnership ("S and A") entered into a contract for the sale of the Olney Town Center ("OTC"), a shopping center owned by S and A and located in Olney, Maryland. The sale price for the property is $28.2 million. The property was acquired in April 2000 for approximately $15.5 million. The contract provides that the purchaser will have a 14-day due diligence period ending on April 23, 2004 in which to further examine and evaluate the property. If the purchaser elects to proceed with the purchase at the end of the due diligence period and other conditions to closing are satisfied, the sale is expected to close on or about June 15, 2004.

On February 6, 2004 S And A entered into a contract to purchase The Pierre apartments. The Pierre is a 269-unit luxury high-rise apartment building located in Hackensack, N.J. The contract to purchase The Pierre is expected to close on April 15, 2004. The contract purchase price of The Pierre is approximately $44 million. This amount, together with estimated transaction costs of approximately $2 million, will result in total acquisition costs of approximately $46.0 million. The acquisition costs will be financed in part by a mortgage loan in the approximate amount of $29.6 million and the balance in cash.

If the sale of OTC is completed, S and A intends to structure the sale of OTC and the purchase of The Pierre in a manor that would qualify as a like kind exchange of real estate pursuant to Section 1031 of the Internal Revenue Code, and result in a deferral of the realization of gain on the sale of OTC.




Disclosure Concerning Forward-Looking Statements
------------------------------------------------
Certain Statements in this Form 8-K may contain information that is, or anticipate certain events that are, forward-looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Registrant cautions readers that forward-looking statements, including, without limitation, those relating to the Registrant's liquidity and capital resources, are subject to certain risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors, including without limitation, the Registrant's future financial performance; the availability of capital; general market conditions; national and local economic conditions; particularly long-term interest rates; the terms of federal, state and local governmental regulations that affect the Registrant; and the competitive environment in which the Registrant operates, including the availability of retail space and residential apartment units in the areas where the Registrant's properties are located. In addition, the Registrant's continued qualification as a real estate investment trust involves the application of highly technical and complex rules of the Internal Revenue Code. The forward-looking statements are made as of the date of this Form 8-K and the Registrant assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those projected in such forward-looking statements.










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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                              FIRST REAL ESTATE INVESTMENT TRUST
                                                                   OF NEW JERSEY

                                              By:  /s/ Robert S. Hekemian
                                                --------------------------------
                                                     Robert S. Hekemian
                                                     Chairman of the Board


DATED: April 12, 2002